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                                                                 EXHIBIT 10.21
                       LOAN AGREEMENT SECURED BY PROPERTY
                       ----------------------------------



     This Loan Agreement ("AgreemenT") dated effective as of February 19, 1998,
                           ---------
is by and between Applied Micro Circuits Corporation. (the "Lender"), and LASZLO
                                                            ------
GAL and AGNES GAL (the "Borrowers").
                        ---------

     The Borrowers desire to borrow, and the Lender is willing to lend to the Borrowers, the amount of $100,000 on a secured basis under the terms and conditions of this Agreement.

     The Lender and the Borrowers agree as follows:


      1.  The Loan.  Subject to the terms and conditions contained herein, the
          --------
Lender will lend to the Borrowers, concurrently with the execution of the Note (defined below) and the Deed of Trust (defined below), the amount of $100,000 (the "Loan").
      ----

      2.  The Note.  The Loan is evidenced by a Note Secured by Deed of Trust in
          --------
the form attached as Exhibit A, executed by Borrowers in favor of Lender
                     ---------
concurrently herewith (the "Note").
                            ----

      3.  Deed of Trust.  The Note shall be secured by a deed of trust in form
          -------------
acceptable to the Lender (the "Deed of Trust" and, together with the Note and
                               -------------
this Agreement, the "Loan Documents") given by the Borrowers to the Lender with
                     --------------
respect to property with legal descriptions as set forth on Exhibit B attached
                                                            ---------
hereto (the "Property").  The Lender may, if the Lender so elects, but without
             --------
obligation to do so, at any time record the Deed of Trust against the Property in the official records of the county in which the Property is located. If the Lender so elects, the Borrowers shall furnish evidence reasonably satisfactory to the Lender that (i) the Borrowers hold good and marketable title to the Property, and (ii) there is no loan, deed of trust, mortgage or encumbrance against the Property, except for a first mortgage executed by Borrower in favor of American Wholesale Lender, which secures a mortgage loan in the principal amount of $548,000 (the "First Mortgage").
                         --------------

      4.  Representations of Borrowers.  The Borrowers hereby make the following
          ----------------------------
representations and warranties to the Lender, as of the date of this Agreement, and as of the date of funding of the Loan (if later than the date of execution hereof), and acknowledge that the Lender is relying on such representations in making the Loan:

          (a) The Borrowers have good and marketable title to the Property free and clear of all security interests, liens, encumbrances and rights of others other than the Deed of Trust and the First Mortgage. The Deed of Trust will constitute a valid, perfected security interest in the Property, prior to all monetary liens or encumbrances, except for the First Mortgage. To the best knowledge of the Borrowers, the current fair market value of the Property

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is approximately $700,000, and thus there is currently available equity (after taking into account the repayment of the First Mortgage) of approximately $152,000 to secure the Loan.

          (b) The consent of no other party or entity is required to grant the lien against the Property as provided for in this Agreement. The creation of the lien referenced herein, and performance of the obligations of Borrowers hereunder, will not violate or cause a conflict with any other agreement to which a Borrower is party, or to which the Property is subject.

          (c) There are no security interests or liens on the Property that could be perfected or obtained by filing a financing statement or notice with any state or county filing office, other than the First Mortgage.

          (d) There are no actions, proceedings, claims or disputes pending or, to the knowledge of the Borrowers, threatened against or affecting a Borrower or the Property except as disclosed to the Lender in writing prior to the date of this Agreement.

      5.  Restriction on Transfer of Property.  The Borrowers shall not sell,
          -----------------------------------
convey, assign, alienate, further encumber, or otherwise transfer the Property or any interest therein, or enter into any contract or other agreement to sell, convey, assign, alienate or otherwise transfer the Property or any interest therein while any monetary obligations are outstanding under any of the Loan Documents.

      6.  Successors and Assigns.  This Agreement shall inure to the benefit of
          ----------------------
the respective heirs, personal representatives, successors and assigns of the parties hereto. The Borrowers may not assign his rights and/or duties under this Agreement to a third party without the prior written consent of Lender, which may be withheld in its sole discretion.

      7.  Governing Law.  This Agreement and all acts and transactions pursuant
          -------------
hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California.

      8.  Entire Agreement.  This Agreement constitutes the entire agreement of
          ----------------
the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings related to such subject matter.

      9.  Modification.  This Agreement shall not be amended without the written
          ------------
consent of both parties hereto.

      10. Severability.  In the event that any provision hereof becomes or is
          ------------
declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

      11. Construction.  This Agreement is the result of negotiations between
          ------------
the parties, each of whom has been advised to seek separate counsel. Accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto. The Borrowers acknowledge that the Lender has made no representation or warranty to the Borrowers concerning the income tax consequences of the Loan, and the Borrowers shall be solely responsible for ascertaining and bearing such tax consequences.

      12. Titles and Subtitles.  The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.


      13. Notices.  Any notice required or permitted by this Agreement shall be
          -------
in writing and shall be personally delivered or sent by facsimile transmission (evidenced by sender's confirmation receipt), or sent by overnight express courier (such as Federal Express), or sent by prepaid registered or certified mail, return receipt requested, addressed to the other party at the address shown below or at such other address for which such party gives notice hereunder. Notices sent by mail shall be deemed to have been given 72 hours after deposit in the United States mail.

      14. Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.


      15. Further Acts.  Each party hereto agrees to execute, acknowledge and
          ------------
deliver or to cause to have executed, acknowledged and delivered, such other and further instruments and documents as may reasonably be requested by the other to carry out the purposes of this Agreement.


      16. Voluntary Execution; Legal Counsel.  This Agreement and the exhibits
          ----------------------------------
hereto are executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of creating the obligations and security interests described herein and therein. The parties acknowledge that: (a) they have read this Agreement and the exhibits hereto;
(b) they have been represented in the preparation, negotiation, and execution of this Agreement and exhibits hereto by legal counsel of their own choice or they have voluntarily declined to seek such counsel; (c) they understand the terms and consequences of this Agreement and the exhibits hereto and of the obligations and security interests they create; and (d) they are fully aware of the legal and binding effect of this Agreement and the exhibits hereto.

      17. Survival.  Each of the obligations of Borrowers hereunder, and the
          --------
liability of Borrowers for any failure of the representations or warranties set forth herein to be accurate and complete, shall survive the closing of the Loan described herein for the entire term of the Loan.


     The undersigned have executed this Agreement as of the date first written above.



BORROWERS:                           LENDER:


/s/ LASZLO GAL
_________________________            APPLIED MICRO CIRCUITS
LASZLO GAL                           CORPORATION


                                     By:  /s/ Joel O. Holliday
                                         _______________________

/s/ AGNES GAL
_________________________            Title: Chief Financial Officer
AGNES GAL                                   _______________________



Address:  17040 Butterfield Trail    Address:  6290 Sequence Drive
          Poway, CA 92064                      San Diego, CA 92121

                                   EXHIBIT A
                                   ---------



                         NOTE SECURED BY DEED OF TRUST

$100,000                                                       February 19, 1998

     1.   Obligation.  For value received, LASZLO GAL and AGNES GAL (the
          ----------
"Borrowers") promise to pay to APPLIED MICRO CIRCUITS CORPORATION ("AMCC") a
----------
Delaware corporation (the "Lender"), the principal sum of $100,000 (the "Loan"),
                           ------                                        ----
together with interest on the unpaid principal hereof a rate of 5.54%, per annum from the date hereof, calculated on the basis of a 365 day year, compounded annually.

     2.   Payment.  Principal and any accrued interest hereunder shall be due
          -------
and payable 30 days after demand by the Lender. If the Loan and all accrued interest are not repaid in full prior to February 19, 2001, all principal and accrued interest hereunder shall be due and payable on February 19, 2001. Payments of principal and interest shall be made in lawful money of the United States of America and shall be credited first to the accrued interest, with the remainder applied to principal. Prepayment of the Loan may be made at any time without penalty or premium.

     3.   Acceleration of Obligation.  The Loan shall immediately become due and
          --------------------------
payable in full upon the earliest of the following: (i) an event of default under any Loan Document (as defined in the Loan Agreement (the "Loan Agreement")
                                                                --------------
between the Lender and the Borrowers dated as of February 19, 1998); (ii) in the event any required payment hereunder is not made when due; (iii) in the event of a voluntary or involuntary termination of employment of Laszlo Gal with AMCC (the "Company") for any reason, with or without cause (including death or
      -------
disability); (iv) assignment by a Borrower for the benefit of creditors, or admission in writing of his or her inability to pay his or her debts as they become due, or filing a voluntary petition in bankruptcy or adjudication as a bankrupt or insolvent, or filing any petition or answer seeking any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or filing any answer admitting or failing to deny the material allegations of a petition filed against either of them for any such relief; or (v) the date of any sale, conveyance, assignment, alienation or any other form of transfer of the

"Property" (as defined in the Loan Agreement), or any part hereof or interest
---------
therein, whether voluntary or involuntary.

     4.   Security.  This Note shall be secured by a deed of trust (the "Deed of
          --------                                                       -------
Trust") against the Property.
-----

     5.   Binding on Successors.  All rights and obligations of the Borrowers
          ---------------------
and the Lender shall be binding upon and benefit the successors, assigns, heirs and administrators of the parties. Neither Borrower may assign his or her rights and/or duties under this Agreement to a third party without the prior written consent of the Lender, which may be withheld in its sole discretion.

     6.   Governing Law; Waiver.  This Note shall be governed by and construed
          ---------------------
in accordance with the laws of California, without reference to conflict of laws principles. The Borrowers waive presentment, notice of nonpayment, notice of dishonor, protest, demand and diligence.

     7.   Attorneys' Fees.  If suit is brought for collection of this Note, the
          ---------------
Borrowers agree to pay all reasonable expenses, including attorneys' fees, incurred by the Lender in connection therewith, whether or not such suit is prosecuted to judgment.

     8.   Place of Payment.  All payments to be made to the Lender under this
          ----------------
Note shall be made to Lender at 6290 Sequence Drive, San Diego, CA 92121, Attn:
Joel Holliday, or such other address as Lender may designate in writing.

     9.   Full Recourse.  Upon any default of the Borrowers under this Note or
          -------------
any of the other Loan Documents (as defined in the Loan Agreement), the Lender shall have, in addition to its rights and remedies under the Deed of Trust, full recourse against any real, personal, tangible or intangible assets of the Borrowers, and may pursue any legal or equitable remedies that are available to it.


     IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed as of the date and year first above written.


/s/ Laszlo Gal
----------------------------
Laszlo Gal

/s/ Agnes Gal
----------------------------
Agnes Gal
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                                   EXHIBIT B
                                   ---------



                                  (To Follow)